EXHIBIT 99.1

nDivision Inc. Reports Full Year Financial Results for 2019

DALLAS / ACCESSWIRE / April 1, 2020 / nDivision Inc. (OTCQB: NDVN), the experts in increasing IT’s value by replacing human labor with “digital labor,” today announced its financial and business results for the year ended December 31, 2019.

Key Highlights

•	Grew Revenue 40 percent over prior year
•	Grew year-end Monthly Recurring Revenues by 40 percent compared to prior year-end
•	Improved Cash from Operating Activities by $3,904,670 or 211%
•	Net Income Improvement of $1,485,396
•	Fourth quarter EBITDA of $7,418 compared to ($256,657) over prior year quarter
•	Fourth quarter Adjusted EBITDA of $153,214* compared to ($166,089)* over prior year quarter

	Quarter Financial Results
	Three Months Ending
	Dec. 31,	March 31,	June 30,	Sept. 30,	Dec. 31,
	2018	2019	2019	2019	2019
Revenue	$1,174,510	$1,455,927	$1,385,303	$1,416,432	$1,615,105
Gross Profit	$175,892	$541,328	$460,215	$443,196	$633,832
Net Loss	$(437,616)	$(165,072)	$(341,530)	$(337,685)	$(135,938)
Net Cash Provided by Operating Activities	$30,438	$108,094	$4,293	$110,911	$1,829,618
EBITDA	$(256,657)	$(10,765)	$(193,353)	$(191,326)	$7,418
Adjusted EBITDA*	$(166,089)	$72,799	$(36,887)	$(41,890)	$153,214
Adjusted Run Rate EBITDA*	$(134,773)	$(114,574)	$(170,146)	$(172,620)	$(56,495)

* Non-GAAP financial measure – See Use of Non-GAAP Financial Measures for more information about Adjusted EBITDA and Adjusted Run Rate EBITDA

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The Company uses the above-mentioned non-GAAP financial measure, Adjusted Run Rate EBITDA*, as its primary indicator of financial performance and intrinsic financial health. Adjusted Run Rate EBITDA* is calculated using contracted recurring revenues less Cost of Goods Sold (COGS) and known customer attrition. The metric excludes professional services, other income, and sales and marketing costs, other than long-term customer acquisition referral fees. The metric does not include sales forecasts or anticipated new business wins. The reconciliations of non-GAAP Adjusted EBITDA* and Adjusted Run Rate EBITDA* to GAAP net income (net loss) are provided in schedules that are a part of this press release in the section titled Use of Non-GAAP Financial Measures. Using this methodology, the company is able to project key performance metrics, including Adjusted Run Rate EBITDA* through year end 2020.

	Projected Key Metrics Through Fourth Quarter 2020
	Three Months Ending
	March 31,	June 30,	Sept. 30,	Dec. 31,
	2020	2020	2020	2020
Adjusted EBITDA*	$153,214	$153,214	$153,214	$153,214
Non-Recurring Revenue	$(263,197)	$(263,197)	$(263,197)	$(263,197)
Customer Acquisition Costs	$53,488	$53,488	$53,488	$53,488
Estimated Backlog of Recurring Services
Net Contracted Recurring Revenue Not Yet Billed	$28,102	$(47,384)	$(47,384)	$(47,384)
Estimated Recurring Cost of Services Not Yet Incurred	$(15,219)	$(1,099)	$(1,099)	$(1,099)
Adjusted Run Rate EBITDA* **	$(43,612)	$(104,978)	$(104,978)	$(104,978)

* Non-GAAP financial measure – See Use of Non-GAAP Financial Measures for more information about Adjusted EBITDA and Adjusted Run Rate EBITDA

** Reduction in Adjusted Run Rate EBITDA due to a monthly contract at $41,736 ending in March 2020.

“nDivision’s strategy to build up its recurring revenues to a level whereby it covers the majority of operating costs has put the business in a strong position,” said Alan Hixon, Chairman and CEO of nDivision. “There is a contract that ends in March 2020 which reduces Adjusted Run Rate EBITDA going forward, however, we expect that this will be largely covered by new business wins and cost control during the second and third quarters of 2020. nDivision’s focus on recurring revenues will cushion the downside exposure created by the Coronavirus pandemic and likely recession, but we are prepared to take mitigating actions, if needed. It is possible that nDivision will continue to grow its recurring revenues through these challenging times, as we are seeing some increased interest in our services from organizations looking to reduce IT Operations costs. Further, our investments in U.S. staff and a remote working mode that was set up to flex from 70% to 100%, has avoided the dependence on offshore call centers that many of our competitors have,” continued Hixon.

2019 Financial Highlights and Outlook

nDivision’s business improved significantly year over year across all key financial metrics: revenue, monthly recurring revenue, cash generation, reduction in net losses, EBITDA, Adjusted EBITDA and Adjusted Run Rate EBITDA. Adjusted Run Rate EBITDA is forecasted to decline in the second quarter but is expected to improve again in the third quarter, assuming new wins from the existing sales pipeline.

nDivision’s focus on growing its recurring revenues and minimizing its dependence on transactional revenues such as professional services, is proving beneficial in these challenging times relating to the Coronavirus pandemic and potential recession. New contracts typically vary between three and five years, and contract extensions are typically for a year or longer. This has created a more predictable revenue stream than in prior years.

There may be some adverse impact to nDivision’s revenues as a result of the Coronavirus pandemic and potential recession, however, nDivision is controlling costs in anticipation of this and will take further action, if needed. There has been some increased interest in nDivision’s services from organizations looking to reduce IT Operations costs as a result of financial challenges.

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Expanded Partnership with IPsoft

In November 2019, nDivision entered into an agreement with IPsoft which will allow it to migrate to IPsoft’s new platform, 1Desk. 1Desk replaces IPcenter, which nDivision has been using for over five years to automate many of its Managed Services tasks and manage the majority of its service delivery through a single pane-of-glass. It is envisaged that 1Desk will allow for faster deployments, reduced integration costs and timelines and will better accommodate some of the newer technologies used by nDivision’s customers and prospects.

Business Strategy Highlights

Our services make extensive use of automation (typically 70% to 80% of infrastructure incidents are autonomically resolved with no human involvement), with the remaining tasks handled by U.S. based full-time employees. Furthermore, in normal times, 70% of our employees are based from home, with the remaining 30% geared up to work from home if needed. In light of recent ‘safer at home’ mandates, we have moved to a 100% work-from-home structure. This was completed without interruption to our normal high standards of services, even considering our clients required significantly more services due to their own strategies to move their primary workforce to home-based. This strategy of 100% home-based employees was a key part of our business continuity and disaster recovery planning procedures and is tested annually.

About nDivision Inc.

nDivision Inc. provides Autonomic Managed Services and End User Help Desk services to private and public entities, ranging from small businesses to global enterprises. nDivision’s services are valuable for any industry and are being provided to customers in multiple segments. The company supports approximately 100 customers across 34 countries, 24 hours a day, 365 days a year. nDivision leverages advanced automation technologies to replace human labor with digital labor. By the end of the first year of the service, nDivision typically automates between 70% and 80% of all incidents, across the datacenter and network for its midmarket and large enterprise customers. More information can be found at www.ndivision.com.

Investor Relations:

Brad Wiggins

214-272-2148

bwiggins@ndivision.com

Use of Non-GAAP Financial Measures

The Company uses the above-mentioned non-GAAP financial measures internally to evaluate its operating performance and for planning purposes and believes that these are useful financial measures also used by investors. These non-GAAP financial measures are not a substitute for nor superior to financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP, as reflected in the Form 10Q filed with the SEC for the respective periods, should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) are provided in schedules that are a part of this press release.

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The aforementioned 2019 Fiscal Quarterly Highlights should be read in conjunction with all of the financial and other information included in the Company’s Quarterly Reports filed with the SEC on Form 10Q for the respective periods, Current Reports on Forms 8K & 8K/A and Information Statements on Schedules 14A & 14C filed with the SEC, and Annual Reports on Form 10K filed with the SEC; and, the discussion of financial results in this press release and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial measures and financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the financial measures provided by GAAP and should not be considered as alternatives, substitutes or superior to financial measures presented in accordance with GAAP. Financial information provided in this press release may consist of estimates, projections and certain assumptions that are considered forward looking statements and that are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

The reconciliations of non-GAAP adjusted EBITDA to GAAP net income (net loss) is provided in schedules below:

	Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)
	The Quarters Ended Through December 31, 2019
	Dec. 31,	March 31,	June 30,	Sept. 30,	Dec.
	2018	2019	2019	2019	2019
Revenue	$1,174,510	$1,455,927	$1,385,303	$1,416,432	$1,615,105
Gross Profit	$175,892	$541,328	$460,215	$443,196	$633,832
Net Loss	$(437,616)	$(165,072)	$(341,530)	$(337,685)	$(135,938)
Net Cash (used in) provided by operating activities	$30,438	$108,094	$4,293	$110,911	$1,829,618
Interest	$30,173	$18,896	$13,544	$18,891	$29,726
Tax	$-	$-	$-	$-	$-
Depreciation and amortization	$150,786	$135,411	$134,633	$127,468	$113,630
EBITDA	$(256,657)	$(10,765)	$(193,353)	$(191,326)	$7,418
Stock Compensation	$90,568	$114,321	$156,466	$149,436	$145,796
Other non-cash expenses or gains	$-	$-	$-	$-	$-
Change in Contingent Liability	$-	$(30,757)	$-	$-	$-
Adjusted EBITDA	$(166,089)	$72,799	$(36,887)	$(41,890)	$153,214
Non Recurring Revenue	$(63,025)	$(276,308)	$(216,917)	$(215,591)	$(263,197)
Customer Acquisition Costs	$94,341	$88,935	$83,657	$84,862	$53,488
Net contracted; recurring revenue not yet billed	N/A	N/A	N/A	N/A	N/A
Estimated, recurring cost of services not yet incurred	N/A	N/A	N/A	N/A	N/A
Adjusted Run Rate EBITDA	$(134,773)	$(114,574)	$(170,146)	$(172,620)	$(56,495)

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To supplement the Company’s consolidated financial statements presented on a GAAP basis, the Company discloses certain financial information including non-GAAP adjusted EBITDA because management uses these supplemental non-GAAP financial measures to help evaluate performance period over period, to analyze the underlying trends in its business, to establish operational goals, to provide additional measures of operating performance, including using the information for internal planning relating to the Company’s ability to meet debt service, make capital expenditures and provide working capital needs. In addition, the Company believes investors already use these non-GAAP measures to monitor the Company’s performance. Non-GAAP adjusted EBITDA is defined by the Company as net income or net loss before interest, taxes, depreciation and amortization (EBITDA) plus non-cash stock option and stock-based compensation expenses and acquisition, integration and restructuring costs, change in contingent consideration and loss on disposal of assets. Non-GAAP adjusted EBITDA is not a term defined by GAAP and, as a result, the Company’s measure of non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above, however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows as reported for GAAP on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in the Company’s Form 10Q and Form 10K filed for the respective fiscal periods with the SEC. Reconciliations of GAAP net income or GAAP net loss to non-GAAP adjusted EBITDA are attached hereto.

EBITDA is defined as net income before provision for income taxes, interest expense and depreciation and amortization.

Adjusted EBITDA is defined as EBITDA minus non-cash expense not eliminated in the EBITDA calculation, such as stock compensation and other non-routine expenses such gain or loss on changes on contingent consideration.

We define “Adjusted Run Rate EBITDA” as Adjusted EBITDA (i) less Non-Recurring Revenue, (ii) adding back Customer Acquisition Costs, (iii) plus Net Contracted, Recurring Revenue not yet billed and (iv) less estimated, Recurring Cost of Services not yet incurred.

Non-Recurring Revenue is defined as professional service revenue.

Customer Acquisition Costs is defined as those sales expense incurred by the Company for new sales, including payroll costs, commission expenses, travel expense and miscellaneous sales expense.

Net Contracted, Recurring Revenue not yet billed is defined as the estimated revenue from recurring contracts that are in the implementation phase and have not begun monthly recurring billing, minus those contracts that are terminating and not expected to renew.

Recurring Cost of Services not yet incurred is defined as the estimated incremental expenses related to the Net Contracted, Recurring Revenue not yet billed.

We believe that the presentation of these Key Performance Indicators (“KPI’) provides information useful to investors in assessing our liquidity and financial condition and results of operations and that these KPI’s are also useful to investors as a financial indicator of a company’s ability to incur and service debt, pay dividends and fund capital expenditures. These KPI’s are supplemental financial measure that management and external users of our condensed combined and consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following, among other measures:

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Cautionary Statements Regarding Forward-Looking Information:

This earnings news release issued by nDivision Inc. (“nDivision” or “nD”) is for informational purposes only and shall not constitute an offer to buy, sell, issue or subscribe for, or the solicitation of an offer to buy, sell or issue, or subscribe for any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The information contained herein is subject to change without notice and is based on publicly available information, internally developed data and other sources. Where any opinion or belief is expressed in this news release, it is based on the assumptions and limitations mentioned herein, and is an expression of present opinion or belief only.

This news release should not be construed as legal, financial or tax advice to any individual, as each individual’s circumstances are different. Readers should consult with their own professional advisors regarding their particular circumstances.

This news release includes forward-looking information and forward-looking statements within the meaning of applicable Canadian and United States securities laws. Statements containing the words “believe”, “expect”, “intend”, “should”, “seek”, “anticipate”, “will”, “positioned”, “project”, “risk”, “plan”, “may”, “estimate” or, in each case, their negative and words of similar meaning are intended to identify forward-looking information. Forward-looking information involves risks and uncertainties including, but not limited to, the nD’s anticipated business strategies, anticipated trends in nD’s business and anticipated market share, factors that could cause actual results or events to differ materially from those expressed or implied by the forward-looking information, general business, economic and competitive uncertainties, regulatory risks, risks associated with acquisitions and expansion, risks inherent in the information technology (IT) and internet sectors, other general risks of the IT industry as well as those risk factors disclosed elsewhere below.

Such statements are based upon the current beliefs and expectations of nD’s management and are subject to significant business, social, economic, political, regulatory, competitive and other risks, uncertainties, contingencies and other factors. Many assumptions are based on factors and events that are not within the control of nD. Actual future results may differ materially from historical results or current expectations. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. In addition, even if the outcome and financial effects of the plans and events described herein are consistent with the forward-looking information contained in this news release, those results or developments may not be indicative of results or developments in subsequent periods.

Although nD has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking information contained in this news release is based on nD’s current estimates, expectations and projections, which nD believes are reasonable as of the current date. nD can give no assurance that these estimates, expectations and projections will prove to have been correct. You should not place undue reliance on forward-looking information, which is based on the information available as of the date of this news release. Forward-looking information contained in this news release is as of the date of this news release and, except as require by applicable law, nD assumes no obligation to update or revise them to reflect new events or circumstances.

Historical statements should not be taken as assurance that such trends will be replicated in the future. No statement in this news release is intended to be nor may be construed as a profit forecast. To the extent any forward-looking information in this news release constitutes “future-oriented financial information” or “ﬁnancial outlooks” within the meaning of applicable securities laws, such information is being provided to demonstrate the anticipated market penetration and the reader is cautioned that this information may not be appropriate for any other purpose, and the reader should not place undue reliance on such future-oriented ﬁnancial information and ﬁnancial outlooks. Future-oriented ﬁnancial information and ﬁnancial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to the risks set out above under the heading “Cautionary Note Regarding Forward Looking Statements”. nDivision’s actual ﬁnancial position and results of operations may differ materially from management’s current expectations and, as a result, nD’s revenue and expenses may differ materially from the revenue and expense proﬁles provided in this news release. Such information is presented for illustrative purposes only and may not be an indication of nDivision’s actual ﬁnancial position or operating results.

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